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
                                                                      Exhibit 99

                               Ford Motor Company

                2001 NORTH AMERICAN PRODUCTION AND OVERSEAS SALES
                -------------------------------------------------

                                                                         2001 Planned
                                                             ------------------------------------------------
                                               First         Second        Third         Fourth        Full
                                               Quarter       Quarter       Quarter       Quarter       Year
                                               -------       -------       -------       -------       ----
                                                (000)         (000)         (000)         (000)        (000)

North American Production and Imports

Car                                              373           432           310

Truck                                            705           698           620
                                               -----         -----         -----           -----       -----
   North American Production                   1,078         1,130           930

Imports (Volvo, Jaguar, Land Rover, Fiesta)       50            71            58
                                               ------       ------         -----           -----       -----

   Total North America (Incl. Imports)         1,128         1,201           988


Overseas Vehicle Unit Sales                      699           716           601
                                               -----         -----         -----           -----       -----

Ford Worldwide                                 1,827         1,917         1,589
                                               =====         =====         =====           =====       =====

Over/(Under) Prior
------------------

   North America
                  Units:
                  - Issue                                        0
                  - Quarter                       (9)           73         (213)
                  - Year                        (202)         (176)        (117)

                  Percentage:
                  - Issue                                        0%
                  - Quarter                      (1)%            6%        (18)%
                  - Year                        (15)%         (13)%        (11)%

   Overseas
                  Units:
                  - Issue                                        0
                  - Quarter                       72            17         (115)
                  - Year                         105            34            33

                  Percentage:
                  - Issue                                       0%
                  - Quarter                       11%           2%         (16)%
                  - Year                          18%           5%            6%

   Worldwide
                  Units:
                  - Issue                                        0
                  - Quarter                       63            90         (328)
                  - Year                         (97)         (142)         (84)

                  Percentage:
                  - Issue                                       0%
                  - Quarter                        4%           5%         (17)%
                  - Year                         (5)%         (7)%          (5)%

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                                                              Investor Relations
                                                                         6/12/01